Registration No. 333-128110

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM SB-2/A-5
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ESE CORPORATION
(Name of small business issuer in its charter)

Nevada	5810	20-2805440
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

ESE CORPORATION	CT Corporation of Nevada
138 Weatherwood Road	6100 Neil Road
Rock Hill, South Carolina 29732	Suite 500
(803) 230-0885	Reno, Nevada 89544
(775) 688-3061
(Address and telephone of registrant's executive office)	(Name, address and telephone number of agent for service)
Copies to:
Conrad C. Lysiak, Esq.
601 West First Avenue
Suite 903
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [   ]

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CALCULATION OF REGISTRATION FEE

	Amount To Be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Share	Offering Price	Fee [1]

Common Stock by Selling
Shareholders	2,495,749	$0.01	$24,957	$100.00

Total	2,495,749	$0.01	$24,957	$100.00

[1]     Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

ESE CORPORATION
2,495,749 Shares of Common Stock

We are registering for sale by selling shareholders, 2,495,749 shares of common stock. We will not receive any proceeds from the shares sold by the selling shareholders.

The sales price to the public is fixed at $0.01 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the National Association of Securities Dealers, Inc. or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. There is no assurance that our shares of common stock will ever be traded on the Bulletin Board.

Our shares of common stock are not traded anywhere.

Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It' s illegal to tell you otherwise.

The date of this prospectus is __________________________.

SUMMARY OF OUR OFFERING

Our business

We were incorporated on April 27, 2005 in the state of Nevada. We intend to engage in the business of selling roasted whole beans and selling freshly brewed coffees, Italian-style espresso beverages, and a variety of pastries and confections, through our coffee shop. We have entered into a lease agreement to lease space in Charlotte, North Carolina; begun making repairs to the premises which includes installation of a front counter; adding carpeting; refurbishing the bathrooms; adding booths and table areas; and, making parking lot revisions. We have not opened to the public for business as yet. We need additional cash to complete refurbishing the premises. Our officers and directors will loan us the funds necessary to open the coffee shop, including the funds for refurbishing, leasing the equipment, and advertising. Further, our officers and directors will loan us the funds necessary to pay the expenses for the first three months after the coffee shop is opened, such as the costs of the four employees. The foregoing is oral. Our officers and directors have not executed any agreements to lend us any money. The foregoing is oral. Our officers and directors have not executed any agreements to lend us any money. Until the shop is opened, we have no plans to raise additional capital from unaffiliated third parties. We will proceed on a day by day basis until the shop is opened. Since our officers and directors have other employment, they will be devoting limited time to advancing the opening of the shop.

We do not intend to engage in a merger or acquisition.

We have entered into a lease agreement with Christine Root located at 413C Alissum Lane, Charlotte, North Carolina for a period of seven years with rent payable at the rate of $50 per month for the first twenty-four months and $250 per month for the next sixty months.

Our principal executive offices are located at 138 Weatherwood Road, Rock Hill, South Carolina 29732 and our telephone number is (803) 230-0885. Our fiscal year end is May 31.

On April 27, 2005, we issued 20,000,000 restricted shares of common stock to our president, Christopher M. Armstrong in consideration of $200 and on the same date issued 10,000,000 restricted shares of common stock to our secretary, Robin N. Long in consideration of $100. The shares were sold pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933 in that Mr. Armstrong and Ms. Long were given all information that is contained in Part I of a Form SB-2 registration statement and Mr. Armstrong and Ms. Long are sophisticated investors. No form of general advertising was used by us and no commission was paid to anyone in connection with the sale of the securities.

In June and July 2005, we issued 2,495,749 shares of common stock to fifty investors in consideration of $24,957. The shares were issued as restricted securities pursuant to the exemption from registration contained in Regulation 506 of the Securities Act of 1933 in that a Form D was filed with the Securities and Exchange Commission and each state securities agency where offers and sales were made; an offering memorandum was delivered to all purchasers; and, all purchasers had a preexisting relationship with us.

The offering

Following is a brief summary of this offering:

Securities being offered by selling shareholders	2,495,749 shares of common stock
Offering price per share	$0.01
Net proceeds to us	None
Number of shares outstanding before the offering	32,495,749
Number of shares outstanding after the offering if all of the shares are sold	32,495,749

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of	As of	As of
	August 31, 2006	May 31, 2006	May 31, 2005
	(Unaudited)	(Audited)	(Audited)
			(Restated)
Balance Sheet
Cash	$1,179	$110	$584
Total Assets	$6,494	$6,578	$15,584
Total Liabilities	$4,877	$250	$-0-
Stockholders Equity	$1,617	$6,328	$15,584

	Three Months	Year	From Inception
	Ended	Ended	through
	August 31, 2006	May 31, 2006	May 31, 2005
	(Unaudited)	(Audited)	(Audited)
			(Restated)
Income Statement
Revenue	$-0-	$-0-	$-0-
Total Expenses	$9,711	$43,014	$216
Net Loss	$(9,711)	$(43,014)	$(216)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with ESE CORPORATION:

1. Our auditors have issued a going concern opinion. This means we may not be able to achieve our objectives and may have to suspend orr cease operations.

Our auditors have issued a going concern opinion as at May 31, 2006. This means that there is substantial doubt that we can continue as an ongoing business without additional financing and/or generating profits. If we are unable to do so, we will have to cease operations and you will lose your investment.

2. We lack an operating history and have losses that we expect to continue into the future. We need more capital in order to operate for one year. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, you will lose your investment.

We were incorporated on April 27, 2005. We intend to engage in the business of selling roasted whole beans and selling freshly brewed coffees, Italian-style espresso beverages, and a variety of pastries and confections, through our coffee shop. We have entered into a lease agreement to lease space in Charlotte, North Carolina; begun making repairs to the premises which includes installation of a front counter; adding carpeting; refurbishing the bathrooms; adding booths and table areas; and, making parking lot revisions. We need additional cash to complete refurbishing the premises. Our officers and directors will loan us the funds necessary to open the coffee shop, including the funds for refurbishing, leasing the equipment, and advertising. Further, our officers and directors will loan us the funds necessary to pay the expenses for the first three months after the coffee shop is opened, such as the costs of the four employees. The foregoing is oral. Our officers and directors have not executed any agreements to lend us any money. Until the shop is opened, we have no plans to raise additional capital from unaffiliated third parties. As such we have not initiated our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss from inception to August 31, 2006 is $52,941. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	opening our coffee shop.
*

our ability to locate customers who will purchase our roasted whole beans and freshly brewed coffees, Italian-style espresso beverages, and a variety of pastries and confections, from our establishment.

Based upon current plans, we expect to incur operating losses in the immediate future because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause you to lose your investment.

3. Because our management does not have technical training or experience in operating a retail coffee establishment, we may have to hire qualified personnel. If we can't locate qualified personnel, we may have to suspend or cease operations which will result in the loss of your investment.

Because our management is inexperienced in buying and selling coffee and coffee related products, we may have to hire qualified personal. The four part-time employees we intend to hire will not be qualified in buying coffee and related products. Our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management's decisions and choices may not take into account industry standards and techniques. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

4. We need additional capital in order to stay in business for one year. If we can't raise it, you could lose your investment.

We raised proceeds of $24,957 from our private placement. We have exhausted those funds and need additional capital to begin our operations. We will have to raise the capital, possibly through the issuance of long-term or short-term indebtedness or the issuance of equity securities in private or public transactions. The long-term and short-term indebtedness will be evidenced by promissory notes issued to our officers and directors during the next couple of months. The terms of the notes have yet to be determined and, in order to be able to advance the money, the directors have to maintain their current employment. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our existing shareholders will be reduced and those shareholders will experience dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. We cannot assure you that acceptable financing can be obtained on suitable terms, if at all. If we can't raise the money, we will have to cease operations and you will lose your investment.

5. If we do not make a profit, we may have to suspend or cease operations and you will lose your investment.

Because we are small and do not have much capital, we must limit our activities to opening our first coffee shop and attracting customers. That is how we will initially generate revenues. Because we will be limiting our operations, we may not be able to generate sufficient revenues to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations and you will lose your investment.

6. Because Mr. Armstrong and Ms. Long have other outside business activities, they will only be devoting 10% of their time, or four hours per week each to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of activities.

Because Mr. Armstrong and Ms. Long, our officers and directors have other outside business activities, they will only be devoting 10% of their time, or four hours per week each to our operations. As a result, our operations may be sporadic and occur at times which are convenient to Mr. Armstrong and Ms. Long. As a result, our operations may be periodically interrupted or suspended.

7. We operate in a highly competitive industry and we cannot guarantee you that we will ever achieve any level of success in competing for clients.

The retail coffee industry is very competitive. We are at a competitive disadvantage in attracting clients due to our relatively small size and limited scope of our services. In addition, there is no significant barrier to entry by competitors. If another coffee shop opens near ours, it could attract customers away from us and thereby divert potential sources of revenues away from us. Currently, the nearest coffee shop is approximately 6.6 miles from us. Also, Starbuck's is continually opening coffee shops throughout the United States. They are larger and more diversified than we are and have greater financial resources. We cannot predict the degree of success, if any, with which we will meet competition in the future.

8. Because we do not maintain any product liability insurance, if a judgment is rendered against us, we may have to cease operations.

We do not maintain any product liability insurance and do not intend to maintain product liability insurance in the future. Because we do not have any product liability insurance, if we are made a party to a lawsuit, we may not have sufficient funds to defend the litigation. We plan to purchase property insurance. In the event that we do not defend the litigation or a judgment is rendered against us, we may have to cease operations.

9. Because our officers and directors do not have prior experience in financial accounting and the preparation of reports under the Securities Exchange Act of 1934, we may have to hire additional experienced individuals. If we need them and are unable to hire them, you could lose your investment.

Because our officers and directors do not have prior experience in financial accounting and the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely and you could lose your investment.

10. Because we have only one officer and director who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

Our officers and directors are responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, they will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC. We do plan to hire personnel to assist with our accounting controls if we can afford to do so.

Investment risks:

11. Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

12. Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares as penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

13. Because we may issue additional shares of common stock in public offerings or private placements, your ownership interest in us may be diluted and your shares could be less marketable.

Because we may cause a large issuance of shares of common stock in a later public offering or private placement in order to raise capital for our operations, your ownership interest may be diluted, thereby decreasing your percentage of ownership in us, which could make your shares less marketable.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock in this offering. All proceeds from the sale of the shares of common stock will be received by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The price of the shares has been determined by our board of directors. We selected $0.01 for the sales price of our shares of common stock. Currently there is no market for the shares, but we did want to give our shareholders the ability to liquidate their investment and sell their shares if they wanted to. This and the fact that each investor paid $0.01 per share for our shares of common stock were the only factors that were considered in determining the offering price. If our shares are listed for trading on the Bulletin Board, the price of the shares will be established by the market. There is no assurance that our shares of common stock will ever be traded on the Bulletin Board.

DILUTION

Since all of the shares of common stock being registered are already issued and outstanding, no dilution will result from this offering.

PLAN OF DISTRIBUTION

There are fifty selling shareholders. They may be deemed underwriters. They may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;
4.	In short sales; or
5.	In any combination of these methods of distribution.

The sales price to the public is fixed at $0.01 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the National Association of Securities Dealers, Inc. or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock, estimated to be $47,000. The costs are comprised of $100 for the SEC filing fee; $800 for copying our prospectus; $25,000 in legal fees; $18,895 in accounting and auditing fees; $1,000 for state blue sky filing fees; and $1,205 to our transfer agent. So far we have paid the SEC filing fee of $100; attorney's fees of $25,000 and auditing fees of $14,445. We will owe our attorney $10,000 after this registration statement is declared effective by the SEC and will have to pay the fees for copying the prospectus, any state blue sky fees that have to be paid, and the fees to our transfer agent. We currently owe our auditors $1,970. Our officers and directors will advance the costs of this offering that cannot be paid by us. We believe that the payment of the offering costs by our officers and directors will not adversely affect their ability to fund our plan of operation. The selling shareholders, however, will pay commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met. There are no pre-existing contractual agreements for any person to purchase the shares.

Of the 32,495,749 shares of common stock outstanding as of August 31, 2006, 30,000,000 shares are owned by our officers and directors and may only be resold pursuant to this registration statement or in compliance with Rule 144 of the Securities Act of 1933.

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

The cost of the offering will be paid by us. To date the amount of approximately $40,000 has been paid by us.

Section 15(g) of the Exchange Act

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

BUSINESS

General

We were incorporated under the laws of the State of Nevada as ESE Corporation on April 27, 2005. We intend to engage in the business of selling roasted whole beans and selling freshly brewed coffees, Italian-style espresso beverages, and a variety of pastries and confections, through our coffee shop. We have entered into a lease agreement to lease space at 413C Alissum Ln., Charlotte, North Carolina; begun making repairs to the premises which includes installation of a front counter; adding carpeting; refurbishing the bathrooms; adding booths and table areas; and, making parking lot revisions. We have not opened to the public for business as yet, and do not anticipate opening for business until we raise more money.

We do not intend to engage in a merger or acquisition.

Summary

Our goal is to open one walk-in coffee shop at 413C Alissum Ln., Charlotte, North Carolina and sell beverages, pastries, confections and coffee on the premises. Our coffee shop is located in an industrial complex which is visible from approximately 75 businesses. The area around the shop is urban.

We intend to offer a choice of regular or decaffeinated coffee beverages including a "coffee of the day," a broad selection of Italian-style espresso beverages and roasted whole and ground bean coffees. Our shop will also offer a selection of fresh pastries and other food items, sodas, juices and tea. We intend to vary its product mix depending upon the size of the store and its location.

The Gourmet Coffee Market

The gourmet coffee business is in an evolutionary process. In the beginning of this business coffee houses were generally "cool hang-outs" with little or no emphasis on coffee quality or menu selection. As the brewed gourmet coffee market matured more gourmet coffee shops were opened in business districts, and large operators such as Starbucks, Gloria Jean's and other chains entered the market, the emphasis shifted to convenience and drink quality.

Our coffee shop will offer our customers convenience and comfort. The gourmet coffee industry in the United States is more developed on the West Coast. It is, however, expanding eastward with the development of chain operators such as Starbucks.

Lease

We have entered into a lease agreement as of August 1, 2005 dated August 31, 2006 with Christine Root of 5950 Hampton Leas Lane, South Carolina to lease 950 square feet from Christine Root of industrial complex at 413C Alissum Lane, Charlotte, North Carolina 28217. Ms. Root owns the fee simple title to the space. The term of the lease is seven years. The monthly rental is $50.00 per month the first two years and $250.00 per month for the remaining five years. The Lessor has agreed orally not to forego remedies under the lease agreement at this time. The rent was determined in an arm's length transaction through negotiations between us and Ms. Root.

Under the lease agreement, the following constitutes a breach of the lease agreement.

1.	The appointment of a receiver for us.

2.	A general assignment for the benefit of the creditor.

3.	Any action taken or allowed to be taken by us under any bankruptcy act.

4.	Our failure to comply with each term and condition of this lease agreement. We have 30 days after receipt of written notice from Lessor of any breach to correct the conditions specified in the notice.

Lessor shall have the following remedies in addition to its other rights and remedies in the event we breach the lease agreement:

A. Lessor may re-enter the demised premises immediately and remove our property and personnel, store the property in a public warehouse or at a place selected by Lessor, at our expense.

B. After re-entry, Lessor may terminate this lease agreement on giving a 30 day written notice of termination to us. Without such notice, re-entry will not terminate the lease agreement. On termination, Lessor may recover from us all damages proximately resulting from the breach, including, but not limited to, the cost of recovering the demised premises and the balance of the rent payments remaining due and unpaid under the lease agreement.

C. After re-entering, Lessor may relet the demised premises or any part of the demised premises for any term without terminating this lease agreement, at such rent and on such terms as it may choose. Lessor may make alterations and repairs to the demised premises.

We have not been subject to the remedies for non-compliance with the lease agreement.

Site Selection and Store Design

The property is located in a large industrial complex with parking for employees and customers. Our shop occupies approximately 950 square feet of space in a light industrial/commercial center located approximately 160 feet west of Roundtree Road and approximately one mile northeast of Interstate 77 in Charlotte, North Carolina. Our shop is located between two larger businesses and across from four businesses. The two closest business to us are an auto repair service and an arcade game distributor. The nearest coffee shop to us is located approximately 6.6 miles away. There are approximately 100 businesses within one square mile of our shop. We estimate there are approximately 600 employees within the 100 businesses. Businesses in the area include repair shops, insurance offices, mortgage companies, investment companies and miscellaneous other businesses.

We have begun making repairs to the premises of which family members are donating time to help with the refurbishing. We intend to retain local artisans to make the repairs to the premises that family members cannot repair. Upon completion of the repairs, the premises will contain a customer counter with product cases; an area for espresso and coffee machines; a store room; and a customer seating area. The customer seating area will contain a combination of booths and tables. To date, we have repaired the flooring, added office equipment, leased an espresso machine, built a glass front counter top and display case.

Strategy

We believe that the major components in developing and maintaining a successful store location are:

1.	Location -- 50% - Property has been selected.
2.	Product Quality and Rapid Service -- 30%
3.	Marketing -- 20%

Each of the above factors has many different facets that must be probed, learned, considered and mastered to develop and maintain successful store operations. While location is the most important factor for most types of retail business, from time to time a "great location" will fail because certain facets were not properly explored or considered. A "great location" with poor accessibility due to traffic congestion, excessive traffic speed or claustrophobic intersections, or other considerations that were missed in the site evaluation is likely doomed to, at best, mediocrity, but probable failure. Our location has excellent accessibility in that it is in an industrial complex with multiple entrances and exits to the streets, no coffee shops within 6.6 miles, and a large number of people that work within the industrial complex.

Marketing Plans

About two weeks before we open the shop to customers, we plan to deliver fliers to the businesses in the industrial park. We also intend to run an ad in the newspaper on the Sunday before we open for business. We plan to open on a Monday. The cost of the newspaper ad will be approximately $500. We intend to run periodic ads in the newspapers during the next twelve months based upon the amount of income we generate.

Product Supply

Coffee is the world's second largest traded commodity and its supply and price are subject to significant volatility. Although most coffee trades in the commodity market, coffee of the quality sought by us tends to trade on a negotiated basis at a substantial premium above commodity coffee prices, depending upon the supply and demand at the time of purchase. Supply and price can be affected by multiple factors in the producing countries, including weather, political and economic conditions. In addition, coffee prices have been affected in the past, and may be affected in the future, by the actions of certain organizations and associations, such as the International Coffee Organization and the Association of Coffee Producing Countries, which have historically attempted to influence commodity prices of green coffee through agreements establishing export quotas or restricting coffee supplies worldwide.

Products other than whole bean coffees and coffee beverages sold in our shop will be obtained through a number of different channels. Specialty foods, such as fresh pastries and lunch items, are generally purchased from local sources based on quality and price. We intend to purchase our coffee from Dilworth Coffee in Charlotte, North Carolina. We have contacted Dilworth Coffee and discussed prices and products. We anticipate signing a contract with Dilworth prior to opening our shop. We intend to purchase pastries, cookies, sandwiches, breakfast items, sodas and juices from local vendors. We have discussed the purchase of their products, but have not entered into any contracts at this time. We intend to enter into contracts with the vendors prior to opening our shop to customers. Because of our poor cash position, we intend to lease equipment such as coffee and espresso machines, cash registers, refrigerators and ovens. We intend to purchase coffee cups and other disposables. As of the date hereof, we have not entered into any agreements to lease or purchase the foregoing items.

Competition

We will compete directly against specialty coffees sold at retail through supermarkets, specialty retailers, and a growing number of specialty coffee stores. Our coffee beverages will compete directly against all restaurant and beverage outlets that serve coffee and a growing number of espresso stands, carts, and stores. Our bean coffees and coffee beverages will compete indirectly against all other coffees on the market. We believe that customers choose among retailers primarily on the basis of product quality, service and convenience, and, to a lesser extent, on price.

Our primary competitors for coffee beverage sales are restaurants, shops, and street carts. In almost all markets in which we will do business there has been a significant increase in competition in the specialty coffee beverage business and management expects this trend to continue. Although competition in the beverage market is currently fragmented, a major competitor with substantially greater financial, marketing and operating resources than we do and could enter this market at any time and compete directly against us.

In addition to the competition for whole bean coffee and coffee beverage retail sales, we face intense competition from both restaurants and other specialty retailers for suitable sites for new stores and qualified personnel to operate both new and existing stores. There can be no assurance that we will be able to continue to secure adequate sites at acceptable rent levels or that we will be able to attract a sufficient number of qualified workers.

We have entered into a lease agreement with Christine Root of 5950 Hampton Leas Lane, South Carolina to lease 950 square feet of industrial complex at 413C Alissum Lane, Charlotte, North Carolina 28217. The property is located in a large industrial complex with parking for employees and customers. There is no competition within a 6.6 mile radius.

Patents, Trademarks and Copyrights

We own no trademarks and service marks in the United States. Trademarks are generally valid as long as they are in use and/or their registrations are properly maintained, and they have not been found to have become generic. Trademark registrations can generally be renewed indefinitely so long as the marks are in use.

We also own no copyrights for our proposed product packaging, promotional materials, in-store graphics and training materials, among other things. We hold no patents on products and systems. There is no assurance that we will ever obtain any patents or trademarks.

Seasonality and Quarterly Results

Our business is subject to seasonal fluctuations. Quarterly results are affected by the timing of the opening of new stores, and our growth may conceal the impact of other seasonal influences. Because of the seasonality of our business, results for any quarter are not necessarily indicative of the results that may be achieved for the full fiscal year.

Government Regulation

We are subject to various federal, state and local laws affecting the operation of their respective businesses. Our stores will be subject to licensing and regulation by a number of governmental authorities, which include building, fire, health, safety and sanitation agencies in the state or municipality in the store is located. Difficulties in obtaining or failure to obtain required licenses, permits or approvals could delay or prevent the opening of a new store in a particular area.

In particular we will have to obtain a business license and a food service license in the State of North Carolina for our store. The fee for the licenses for twelve months is $200. The fee has been paid. The food service license is one and the same with the business license and there is no additional costs associated with it. Further, we have to will have to pass an inspection in order to assure that there is compliance with the Mecklenburg County health, fire and zoning codes. We believe that we will satisfy those code requirements. As of the date hereof, we have not satisfied those requirements.

As of the date of this prospectus, we have not acquired any of the licenses mentioned above, other than our business license which we acquired on December 6, 2005. We intend to acquire the remaining required licenses prior to opening our business to the public. At the present time we are concentrating all of our money on refurbishing to the store. The licenses are issued either by the State of North Carolina, Mecklenburg County, or the City of Charlotte.

Insurance

We intend to acquire property insurance in December 2006.

Employees

We currently do not have any employees other than our officers and directors. We intend to hire additional employees on an as-needed basis once the store is opened to the public. We anticipate hiring a total of four persons as part-time employees.

Offices

Our principal executive offices are located at 138 Weatherwood Road, Rock Hill, South Carolina 29732. This is the home of our president Christopher M. Armstrong and is our mailing address as well. Our telephone number is (803) 230-0885.

On August, 1, 2005, we entered into a commercial property lease with Christine Root located at 413C Alissum Lane, Charlotte, North Carolina for a period of seven years, at $50 per month for the first two years and $250 per month for the remaining five years.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION OR PLAN OF OPERATION

This section of the prospectus includes a number of forward- looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Plan of Operation

We are a start-up corporation and have not yet generated or realized any revenues from our business operations. We have acquired a lease for our first store. Other than the acquisition of the lease, we have not commenced operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin operations. There is no assurance we will ever reach this point. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is advances by our officers and directors.

We represented to persons that purchased shares in our private placement that we would file this registration statement to register their shares for resale. Those persons are the selling shareholders listed in this registration statement. That was done in order to induce them to purchase our common stock. We also believe, that it will be easier to raise capital in the future if our shares are publicly traded somewhere. We have found that individuals are unwilling to invest money unless there is liquidity for their investment.

Because our officers and directors do not have prior experience in financial accounting and the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely and you could lose your investment. Currently, we do not have funds to hire such personnel and we do not intend to do so in the near future. Further, until we open our shop, we have no plans to raise money to hire personnel to assist with the preparation of SEC reports. Our officers and directors plan to educate themselves in order to prepare and file reports with the SEC. Any costs related to filing the reports will be advanced by the officers and directors on an as needed basis.

We believe it will cost $13,800 to open our shop. The $13,800 is comprised of: $1,225 for inventory and sundries; $600 for 12 months of rent; $2,800 for equipment; $3,500 for completion of repairs and equipment consisting of stainless steel counter tops, handicap bathroom fixtures, and, painting two handicap parking spaces; $200 for licensing and county taxes for the next twelve months; $625 for advertising; and, $4,850 for working capital of which $2,668 is for four part time employees. This money will be advanced by our officers and directors over the next couple of months when they have time to devote to our operations. The advances will be evidenced by long-term and short-term notes. The terms of the notes have yet to be determined. In order to be able to advance the money, they must maintain their current employment. It will require an additional $36,200 to continue operations and increase development throughout the next fiscal year.

We completed our private placement on July 31, 2005. The forgoing funds have been exhausted. Because of our financial condition, we have no sources for investments by others or for loans. In order to sell additional securities, we would have spend additional funds for attorney's fees in order to prepare a private placement and filings with the SEC and various states. We do not have the money to do so. Further, potential investors we have spoken to our unwilling to invest any money with us until our registion statement is declared effective by the SEC and our shares are traded on the Bulletin. There concern being that there is no liquidity for their investment until such occurs. Accordingly, in order to open our coffee shop, our officers and directors will have to advance the funds needed to get us opened for business. Our officers and directors will loan us the funds necessary to open the coffee shop, including the funds for refurbishing, leasing the equipment, and advertising. Further, our officers and directors will loan us the funds necessary to pay the expenses for the first three months after the coffee shop is opened, such as the costs of the four employees. The foregoing is oral. Our officers and directors have not executed any agreements to lend us any money. We estimate this total cost to be $13,800. We will have to rely on loans from our officers and directors until we open to the public. After that, if we cannot sustain our operations from our revenues, we will have to obtain additional loans from our officers and directors or raise additional funds through a second private placement of securities.

We intend to lease equipment for our store. It will consist of an espresso maker, tables, chairs, lights, storage bins, and a telephone. We have no plans to buy or sell any plant or significant equipment during the next twelve months, other than coffee, pastries and other food items, such as sodas, juices and tea. We believe our monthly lease costs for equipment will be $150, and the cost of stocking our inventory will be $675.

Our specific goal is to begin developmental components of our business plan including purchasing a computer and espresso machine. At this time there will not be significant changes in the number of employees. We intend to accomplish the foregoing through the following milestones:

1.

We are beginning to establish our coffee shop and acquire the equipment we need to begin operations. Establishing our coffee shop offices will take 150 to 270 days from the date this prospectus or approximately April 2008. To date, we have acquired a lease on property in North Carolina. We are in the process of refurbishing the property which includes installation of a front counter; adding carpeting; refurbishing the bathrooms; adding booths and table areas; and, making parking lot revisions. Currently, family members are assisting with the refurbishing the property. We believe we can complete the refurbishing for $2,500. Our officers and directors will loan us the funds necessary to open the coffee shop, including the funds for refurbishing, leasing the equipment, and advertising. Further, our officers and directors will loan us the funds necessary to pay the expenses for the first three months after the coffee shop is opened, such as the costs of the four employees. We have yet to acquire any equipment. We have decided to lease all of our equipment which is comprised of coffee and espresso machines, cash registers, refrigerators and ovens. We intend to purchase coffee cups and other disposables. As of the date hereof, we have not entered into any agreements to lease or purchase the foregoing items. We plan to lease the equipment within 90 days from the date of this prospectus. We believe that it will cost $4,125 to equip our coffee shop and acquire our initial inventory of coffee. We intend to operate from 6:00 a.m. to 6:00 p.m., Monday through Friday. We intend to hire four part-time employees when we open to the public. Our officers and directors will handle our administrative duties. Our officers and directors will loan us the funds necessary to open the coffee shop, including the funds for refurbishing, leasing the equipment, and advertising. Further, our officers and directors will loan us the funds necessary to pay the expenses for the first three months after the coffee shop is opened, such as the costs of the four employees.

2.

About two weeks before we open the shop to customers, we plan to deliver fliers to the businesses in the industrial park. We also intend to run an ad in the newspaper on the Sunday before we open for business. We plan to open on a Monday. The cost of the newspaper ad will be approximately $500. Our officers and directors will loan us the funds necessary to open the coffee shop, including the funds for refurbishing, leasing the equipment, and advertising. Further, our officers and directors will loan us the funds necessary to pay the expenses for the first three months after the coffee shop is opened, such as the costs of the four employees. The foregoing is oral. Our officers and directors have not executed any agreements to lend us any money. We intend to run periodic ads in the newspapers during the next twelve months based upon the amount of income we generate. We also intend to hire four part-time employees. We estimate the cost of the four employees to be $2,668 per month.

3.

We believe we will generate revenues with the opening of our coffee shop. We hope to open our coffee shop on or before December 1, 2006. That is a date that we believe will allow our officers to devote the time to complete the refurbishing and obtain the licenses and permits to open the shop.

We believe that we will need more money to operate for one year. Our officers and directors will loan us the funds necessary to open the coffee shop, including the funds for refurbishing, leasing the equipment, and advertising. Further, our officers and directors will loan us the funds necessary to pay the expenses for the first three months after the coffee shop is opened, such as the costs of the four employees. Profitability will occur when our monthly revenues exceed monthly expenses. We are cautiously optimistic that this will occur sometime in the first six months of operation. There is no assurance, however, that we will ever be profitable.

Our officers and directors will loan us the funds necessary to open the coffee shop, including the funds for refurbishing, leasing the equipment, and advertising. Further, our officers and directors will loan us the funds necessary to pay the expenses for the first three months after the coffee shop is opened, such as the costs of the four employees. After three months, we believe the shop will be self sufficient. We estimate our monthly expenses to be:

1.	Rent - shop and equipment $150 - Shop rent increases from $50.00 per month to $250.00 per month beginning August 2007.
2.	Salaries - $2,668
3.	Inventory and Sundries- $1,175
4.	Utilities - $200
5.	Licenses - $17
6.	Cost of maintaining reporting status with SEC. - $300

Inventory and sundries is comprised of coffee beans, beverages, pastries, and confections.

Total: $4,510 - per month or $54,120 for twelve months assuming no revenue whatsoever is generated. The foregoing increases by $200.00 per month beginning August 2007.

If we are unable to generate sufficient revenues, we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not have any plans to do anything else.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services.

We need additional capital to operate during the next twelve months. Our officers and directors will loan us the funds necessary to open the coffee shop, including the funds for refurbishing, leasing the equipment, and advertising. Further, our officers and directors will loan us the funds necessary to pay the expenses for the first three months after the coffee shop is opened, such as the costs of the four employees. The foregoing is oral. Our officers and directors have not executed any agreements to lend us any money. We believe it will cost $13,800 to open our shop. The $13,800 includes repairs and equipment consisting of stainless steel counter tops, handicap bathroom fixtures, and, painting two handicap parking spaces; $200 for licensing and county taxes for the next twelve months; $932 for coffee beans; $2,668 for 4 part time employees.

To become profitable and competitive, we have attract to customers and generate revenues.

Equity financing could result in additional dilution to existing shareholders.

As of the date of this prospectus, we have yet to begin operations and therefore have not generated any revenues.

Liquidity and Capital Resources

We raised $24,957 in our private placement. Of the $24,957 raised, we have spent nearly all on this registration statement and on our shop. We spent the money as follows: $1,800 to gravel the parking lot; $2,486 for carpeting and flooring; $1,000 for office equipment; $2,600 for roof repairs; $795 supplies from building stores; $580 for fees to our Nevada registered agent; $300 to the Secretary of State of Nevada for list of directors and officers; $3,165 for auditors; $10,000 for our attorney; $1,205 for our stock transfer agent for total expenditures of $23,931.

If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. Our officers and directors will loan us the funds necessary to open the coffee shop, including the funds for refurbishing, leasing the equipment, and advertising. Further, our officers and directors will loan us the funds necessary to pay the expenses for the first three months after the coffee shop is opened, such as the costs of the four employees. The foregoing is oral. Our officers and directors have not executed any agreements to lend us any money. Until the shop is opened, we have no plans to raise additional capital from unaffiliated third parties. Other than as described in this paragraph, we have no other financing plans.

As of the date of this prospectus, we have initiated operations, but have not generated any revenues.

Since inception we have issued 30,000,000 shares of common stock pursuant to the exemption from registration set forth in section 4(2) private placement in April 2005. The purchase price of the shares was $300. This was accounted for as an acquisition of shares. Robin Long contributed $500 to cover our initial expenses for legal and accounting fees. The amount contributed by Ms. Long is recorded as contributed capital.

In July 2005 we completed a private placement of our common stock and raised $24,957 by selling 2,495,749 shares of common stock at a price of $0.01 per share. The shares were sold pursuant to the exemption from registration contained in Reg. 506 of the Securities Act of 1933.

As of August 31, 2006, our total assets were $6,494 and our total liabilities were $4,877. Our total assets were comprised of cash, plants, property and equipment. As of December 18, 2006 we had $300 in cash.

We do not expect significant changes in the number of employees. We do expect to hire four part-time employees approximately two weeks before we open. We do not know when we will open to the public.

Results of Operations

Since inception on April 27, 2005, we have not generated any revenues. Our expenses from inception through August 31, 2006 were $52,941 comprised of $4,281 for deprecation; $20,703 for legal and accounting; $25,000 for financing fees (financing fees are comprised of attorney's fees paid in connection with this registration statement); and $2,657 for general and administrative expenses.

Recent Accounting Pronouncements

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, "Accounting for Servicing of Financial Assets, an Amendment of FASB Statement No. 140," (hereinafter "SFAS No. 156). This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer's financial assets that meets the requirements for sale accounting; a transfer of the servicer's financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially recorded at fair value, if practicable and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement No. 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company's financial condition or results of operations.

In February 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 155, "Accounting for Certain Hybrid Financial Instruments, an Amendment of FASB Standards No. 133 and 140," (hereinafter SFAS No. 155). This statement established the accounting for certain derivatives embedded in other instruments. It simplifies accounting for certain hybrid financial instruments by permitting fair value remeasurement for any hybrid instrument that contains an embedded derivative that would otherwise require bifurcation under SFAS No. 133 as well as eliminating a restriction on the passive derivative instruments that a qualifying special-purpose entity may hold under SFAS No. 140. This statement allows a public entity to irrevocably elect to initially and subsequently measure a hybrid instrument that would be required to be separated into a host contract and derivative in its entirety at fair value (with changes in fair value recognized in earnings) so long as that instrument is not designated as a hedging instrument pursuant to the statement. SFAS No. 140 previously prohibited a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company's financial condition or results of operations.

In May 2005, the Financial Accounting Standards Board, issued Statement of Financial Accounting Standards ("SFAS No. 154"), "Accounting Changes and Error Corrections," which replaces Accounting Principles Board Opinion No. 20, "Accounting Changes," and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements -- An Amendment of APB Opinion No. 28". SFAS No. 154 provides guidance on accounting for and reporting changes in accounting principle and error corrections. Management believes the adoption of SFAS No. 154 had no immediate impact on the financial position, results of operations, or cash flows.

MANAGEMENT

Officers and Directors

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Christopher M. Armstrong 138 Weatherwood Road Rock Hill, South Carolina 29732	32	president, principal executive officer, treasurer, principal chief financial officer, principal accounting officer and a member of the board of directors

Robin N. Long 3107 Balkin Drive York, South Carolina 29745	34	secretary and a member of the board of directors

Background of officers and directors

Christopher M. Armstrong

Since our inception of April 27, 2005, Christopher M. Armstrong has been our president, principal executive officer, treasurer, principal chief financial, principal accounting officer and a member of the board of directors. Since June 2002, Mr. Armstrong has been employed as a design technician at the Duke Power/Catawba Nuclear Station located at York, South Carolina. From October 1998 to June 2002, Mr. Armstrong was employed as an engineering associate with Duke Energy located at Charlotte, North Carolina. Mr. Armstrong has no accounting education or experience. Mr. Armstrong will devote approximately four hours per week to our operation.

Robin N. Long

Since our inception of April 27, 2005, Robin N. Long has been our secretary and a member of the board of directors. Since January 2005, Ms. Long has been employed by R. L. Armstrong Inc. as a secretary. R. L. Armstrong Inc. is located in Charlotte, North Carolina and is engaged in the business of alternate energy consulting. From August 2003 to March 2005, Ms. Long was employed as a secretary by Strong Technical, Inc. located in Rock Hill, South Carolina. Strong Technical, Inc. is engaged in the business of engineering consulting. From June 2001 to May 2003, Ms. Long was employed as a teacher of English as a foreign language at the Wall Street Institute, Milan, Italy. From June 2000 to June 2001, Ms. Long was an independent bookkeeper in South Carolina. Ms. Long will devote approximately four hours per week to our operation.

Significant Employees

We do not expect any person who is not an executive officer to make a significant contribution to our business.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we are only beginning our commercial operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

Our officers and directors will not and do not anticipate having any interests that will compete with our interests.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officers and directors during the three most recent fiscal years. Our fiscal year end is May 31. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

						Long-Term Compensation
		Annual Compensation				Awards	Payouts
						Securities
				Other	Under	Restricted		Other
				Annual	Options/	Shares or		Annual
Names				Compen-	SARs	Restricted	LTIP	Compen-
Executive Officer and	Year	Salary	Bonus	sation	Granted	Share/Units	Payouts	sation
Principal Position	Ended	(US$)	(US$)	(US$)	(#)	(US$)	(US$)	(US$)

Christopher M. Armstrong	2006	0	0	0	0	0	0	0
President, Treasurer and	2005	0	0	0	0	0	0	0
Director	2004	0	0	0	0	0	0	0

Robin N. Long	2006	0	0	0	0	0	0	0
Secretary and Director	2005	0	0	0	0	0	0	0
	2004	0	0	0	0	0	0	0

We have no employment agreement with Christopher M. Armstrong or Robin N. Long. Further, we have not paid our officers and directors any compensation of any kind since inception and do not plan to pay them any compensation until we begin generating revenues.

Option/SAR Grants

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans.

Compensation of Directors

We do not have any plans to pay our directors any money.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as May 31, 2006, the total number of shares of common stock owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholders listed below have direct ownership of his/her shares and possess sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address	Amount and Nature	Percent of
	Beneficial Owner	of Beneficial Ownership	Class

Common Stock	Christopher M. Armstrong	20,001,500 - Direct [1]	61.55%
	138 Weatherwood Road Rock Hill, South Carolina 29732

Common Stock	Robin N. Long	10,000,000 - Direct	30.77%
	3107 Balkin Drive York, South Carolina 29745

All officers and directors
as a group
(2 individuals)		30,001,500 - Direct	92.32%

[1]     Includes 1,500 shares owned by Stacy Armstrong, the wife of Christopher Armstrong, our president.

Mr. Armstrong and Ms. Long are our only promoters.

Securities authorized for issuance under equity compensation plans.

We have no equity compensation plans.

SELLING SHAREHOLDERS

The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholder sells all of his shares and we sell the maximum number of shares.

Name	Total number of shares owned prior to offering	Percentage of shares owned prior to offering	Number of shares being offered	Percentage of shares owned after the offering assuming all of the shares are sold in the offering

Allgeier, Alanna	500	0.002%	500	0.00%
Allgeier, John	900	0.003%	900	0.00%
Allgeier, Peggy	700	0.002%	700	0.00%
Anziani, Virgina	500	0.002%	500	0.00%
Anziani, William	500	0.002%	500	0.00%
Armstrong, Richard (1)	500,000	1.538%	500,000	0.00%
Armstrong, Stacy (2)	20,001,500	61.55%	1,500	61.55%
Chamberlin, Benjamin	800	0.002%	800	0.00%
Chamberlin, David	900	0.003%	900	0.00%
Chamberlin, Michelle	800	0.002%	800	0.00%
Denton, Dorothy	700	0.002%	700	0.00%
Denton, Sam	800	0.002%	800	0.00%
Denton, Sharon	700	0.002%	700	0.00%
Encarnacion, Raphel	250	0.001%	250	0.00%
Eubanks, Carol	1,000	0.003%	1,000	0.00%
Eubanks, Kenneth	1,000	0.003%	1,000	0.00%
Ferguson, Blaine	300	0.001%	300	0.00%
Franz, Renee	225	0.001%	225	0.00%
Honaker, Charles (Chuck)	1,250	0.004%	1,250	0.00%
Honaker, Donna	825	0.003%	825	0.00%
Jones, Kenneth	1,099	0.003%	1,099	0.00%
Kanos, Fred	750,000	2.308%	750,000	0.00%
Kanos, William	400,000	1.231%	400,000	0.00%
Katsaudas, Pauline	150	0.001%	150	0.00%
Klein, Jacqueline	500	0.002%	500	0.00%
Klein, Thomas	525	0.002%	525	0.00%
Lane, Norwood	1,000	0.003%	1,000	0.00%
LeBeau, Lisa	1,000	0.003%	1,000	0.00%
LeBeau, Ronald	10,000	0.003%	10,000	0.00%
LeBeau, Savannah	5,000	0.002%	5,000	0.00%
Lyles, Timothy	700	0.002%	700	0.00%
McLemore, Brigette	350	0.001%	350	0.00%
McLemore, Kevin	1,200	0.004%	1,200	0.00%
Miller, Kelly	350	0.001%	350	0.00%
Moore, Mildred	450	0.001%	450	0.00%
Page, Daniel	100	0.001%	100	0.00%
Ravnan, Heather(Chuck's Daug.)	875	0.003%	875	0.00%
Rogers, Amy	400	0.001%	400	0.00%
Rogers, Don	600,000	1.846%	600,000	0.00%
Rogers, Helen	700	0.002%	700	0.00%
Rogers, Mary Ann	200,000	0.615%	200,000	0.00%
Rogers, Ned	600	0.002%	600	0.00%
Rogers, Trudy	300	0.001%	300	0.00%
Tellez, Ceaser	1,450	0.004%	1,450	0.00%

Ternberg, Dave	250	0.001%	250	0.00%
Ternberg, Kathryn	250	0.001%	250	0.00%
Vilchez, Yamileth	1,350	0.004%	1,350	0.00%
Howe, Hallie	1,000	0.003%	1,000	0.00%
Kaplan, Fran	1,000	0.003%	1,000	0.00%
Gladden, Chandra	1,000	0.003%	1,000	0.00%
Total	22,495,749	69.226%	2,495,749	61.55%

(1)	Richard Armstrong is the father of Chris Armstrong, our president.

(2)	Stacy Armstrong is the wife of Chris Armstrong, our president. Includes 20,000,000 shares of common stock owned by Chris Armstrong which are not being sold in this offering.

No selling shareholder has had any position, office, or other material relationship with us or our predecessors or affiliates during the past three years.

We issued 2,495,749 shares of the foregoing 22,495,749 shares of common stock as restricted securities pursuant to the exemption from registration contained in Regulation 506 of the Securities Act of 1933 in that a Form Ds was filed with the Securities and Exchange Commission; an offering memorandum was delivered to all purchasers; all purchasers have a preexisting relationship with us. 20,000,000 of the foregoing shares are owned by Chris Armstrong our president. The 20,000,000 shares issued to Chris Armstrong were issued pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933 in that Mr. Armstrong and Ms. Long were given all information that is contained in Part I of a Form SB-2 registration statement and Mr. Armstrong and Ms. Long are sophisticated investors. No form of general advertising was used by us and no commission was paid to anyone in connection with the sale of the securities.

No offering materials, or any officer, director or person selling shares to the foregoing persons in our private placement ever represented to anyone that our plan or any part of our plan was to enter into a merger, acquisition, business combination, or change of control or similar transaction. Further neither Christopher Armstrong or any members of his family have had any discussions with Scott Neil, Halter Financial or other persons in regards to their with participation with us, or any of its shareholders, in transacting a merger, acquisition, business combination or change of control or similar transaction.

Future Sales of Shares

A total of 32,495,749 shares of common stock are issued and outstanding. Of the 32,495,749, shares outstanding, all are restricted securities as defined in Rule 144 of the Securities Act of 1933. Of the 32,495,749 restricted shares outstanding, 2,495,749 shares are being offered for sale by the selling shareholders in this offering.

Shares purchased in this offering will be immediately resalable without restriction of any kind.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Conrad C. Lysiak, our attorney, has stated in his legality opinion that all shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. Mr. Lysiak's legality opinion and consent are exhibits filed with our Form SB-2 registration statement. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. The terms of the preferred shares are at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

We have selected Securities Transfer Corporation to act as our transfer agent. Securities Transfer Corporation's address is 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034 and its telephone number is (972) 963-0001.

CERTAIN TRANSACTIONS

On April 27, 2005, we issued 20,000,000 restricted shares of common stock to our president, Christopher M. Armstrong in consideration of $200 and on the same date issued 10,000,000 restricted shares of common stock to our secretary, Robin Nichole Long in consideration of $100. The shares were issued pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933. Mr. Armstrong and Ms. Long were furnished with all of the information which is contained in a registration statement and are sophisticated investors. No commission was paid to anyone in connection with the sale of shares to Mr. Armstrong and Ms. Long.

Mr. Armstrong allows us to use approximately 144 square feet of space at this home for our operations. Mr. Armstrong does not charge us for the use of the space.

We have no promoters other than Chris Armstrong and Robin Long, our officers and directors. Other than as described in the Executive Compensation of this prospectus, our promoters have not and will not receive anything of value form us.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the periods from inception to May 31, 2006, included in this prospectus have been audited by Williams & Webster, P.S., Certified Public Accountants, 601 West Riverside Avenue, Suite 1940, Spokane, Washington 99201.

LEGAL MATTERS

Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

Our fiscal year end is May 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by a firm of Certified Public Accountants.

Our financial statements for the periods ending August 31, 2006 (unaudited) and May 31, 2006 and 2005, (audited), immediately follow:

ESE CORPORATION
(A Development Stage Enterprise)
BALANCE SHEETS
	August 31,	May 31,
	2006	2006
	(unaudited)
ASSETS

CURRENT ASSETS
Cash	$1,179	$110
Prepaid rent	50	-
Total Current Assets	1,229	110

PROPERTY AND EQUIPMENT, net	5,265	6,468

TOTAL ASSETS	$6,494	$6,578

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	4,877	250
Total Current Liabilities	4,877	250

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY
Preferred stock, $0.00001 par value; 100,000,000 shares
authorized, no shares issued and outstanding	-	-
Common stock, $0.00001 par value; 100,000,000 shares
authorized, 32,495,749 shares issued and outstanding	325	325
Additional paid-in-capital	54,233	49,233
Deficit accumulated during the development stage	(52,941)	(43,230)
Total Stockholders' Equity	1,617	6,328

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,494	$6,578

The accompanying condensed notes are an integral part of these financial statements

ESE CORPORATION
(A Development Stage Enterprise)
STATEMENTS OF OPERATIONS

					Period from
					April 27, 2005
		Three Months Ended			(Inception) to
		August 31,			August 31,
		2006		2005	2006
		(unaudited)		(unaudited)	(unaudited)

REVENUES		$-		$-	-

OPERATING EXPENSES
Depreciation		1,203		-	4,281
Legal and accounting		8,227		2,245	20,703
Financing fees		-		25,000	25,000
General and administrative		281		93	2,657
License fees		-		-	300
Total Operating Expenses		9,711		27,338	52,941

NET LOSS FROM OPERATIONS		(9,711)		(27,338)	(52,941)

LOSS BEFORE TAXES		(9,711)		(27,338)	(52,941)

INCOME TAXES		-		-	-

NET LOSS		$(9,711)		$(27,338)	$(52,941)

NET LOSS PER COMMON SHARE,
BASIC AND DILUTED	$	nil	$	nil

WEIGHTED AVERAGE NUMBER OF
COMMON STOCK SHARES
OUTSTANDING, BASIC AND DILUTED		32,495,749		32,471,049

The accompanying condensed notes are an integral part of these financial statements

ESE CORPORATION
(A Development Stage Enterprise)
STATEMENT OF STOCKHOLDERS' EQUITY

				Accumulated
			Additional	During	Total
	Common Stock		Paid-in	Development	Stockholder's
	Shares	Amount	Capital	Stage	Equity

Balance at April 27, 2005 (Inception)	-	-	-	-	-

Common stock issued
at $0.00001 per share	30,000,000	$300	$-	$-	$300

Contribution of capital	-	-	15,500	-	15,500

Loss for period ending May 31, 2005	-	-	-	(216)	(216)

Balance, May 31, 2005	30,000,000	300	15,500	(216)	15,584

Common stock issued for cash at
$0.01 per share	2,495,749	25	24,933	-	24,958

Contribution of capital	-	-	8,800	-	8,800

Loss for period ending May 31, 2006	-	-	-	(43,014)	(43,014)

Balance, May 31, 2006	32,495,749	325	49,233	(43,230)	6,328

Contribution of capital	-	-	5,000	-	5,000

Loss for period ending August 31, 2006	-	-	-	(9,711)	(9,711)

Balance, August 31, 2006 (unaudited)	32,495,749	$325	$54,233	$(52,941)	$1,617

The accompanying condensed notes are an integral part of these financial statements

ESE CORPORATION
(A Development Stage Enterprise)
STATEMENTS OF CASH FLOWS
			Period from
	Three Months Ended		April 27, 2005
	August 31,		(Inception) to
	2006	2005	August 31, 2006
	(unaudited)	(unaudited)	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(9,711)	$(27,338)	$(52,941)
Adjustments to reconcile net income (loss) to net cash			-
provided (used) by operating activities:			-
Depreciation	1,203	-	4,281
Increase (decrease) in accounts payable	4,627	-	4,627
Prepaid rent	(50)	-	(50)
Accounts payable	-	1,714	250
Net cash provided (used) by operating activities	(3,931)	(25,624)	(43,833)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	-	-	(9,547)
Net cash provided (used) by investing activities	-	-	(9,547)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	-	24,710	25,259
Proceeds from contribution of capital	5,000	-	29,300
Payment of deferred offering costs	-	15,000	-
Net cash provided by financing activities	5,000	39,710	54,559

Change in cash	1,069	14,086	1,179

Cash, beginning of period	110	584	-

Cash, end of period	$1,179	$14,670	$1,179

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

The accompanying condensed notes are an integral part of these financial statements

ESE CORPORATION
(A Development Stage Enterprise)
CONDENSED NOTES TO THE FINANCIAL STATEMENTS
August 31, 2006

NOTE 1 - DESCRIPTION OF BUSINESS

The foregoing unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Regulation S-B as promulgated by the Securities and Exchange Commission ("SEC"). Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles in the United States of America for complete financial statements. These unaudited interim financial statements should be read in conjunction with the Company's audited financial statements for the year ended May 31, 2006. In the opinion of management, the unaudited interim financial statements furnished herein include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim period presented. Operating results for the three month period ended August 31, 2006 are not necessarily indicative of the results that may be expected for the year ending May 31, 2007. As defined by Rule 12b-2 of the Exchange Act the Company is considered a shell corporation.

The preparation of financial statements in accordance with generally accepted accounting principles in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company's financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions and could have a material effect on the reported amounts of the Company's financial position and results of operations

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Accounting Pronouncements
In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements," (hereinafter "SFAS No. 157") which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant immediate effect on its financial position or results of operation

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" (hereinafter "FIN 48"), which prescribes a recognition threshold and measurement attribute for the financial statement recognition

ESE CORPORATION
(A Development Stage Enterprise)
CONDENSED NOTES TO THE FINANCIAL STATEMENTS
August 31, 2006

and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material immediate impact on its financial reporting. The Company is currently evaluating the impact, if any, the adoption of FIN 48 will have on its disclosure requirements.

Going Concern
The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has suffered material recurring losses from operations since inception. At August 31, 2006, the Company has an accumulated deficit of $52,941. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The officer and director may contribute capital. However, there are inherent uncertainties and management cannot provide assurances that it will be successful in its endeavors, as the timing and amount of capital requirements will depend on a number of factors. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Income Taxes
 Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

August 31, 2006 and May 31, 2006, the Company had net deferred tax assets calculated at an expected rate of 34% of approximately $18,000 and $15,000, respectively, principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at August 31, 2006 and May 31, 2006. The significant components of the deferred tax asset at August 31, 2006 and May 31, 2006, were as follows:

ESE CORPORATION
(A Development Stage Enterprise)
CONDENSED NOTES TO THE FINANCIAL STATEMENTS
August 31, 2006

	August 31, 2006	May 31, 2006
Net operating loss carryforward	$52,941	$43,000

Deferred tax asset	$18,000	$15,000
Deferred tax asset valuation allowance	$(18,000)	$(15,000)

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment are stated net of depreciation.  Depreciation is provided using the straight-line method over the estimated useful lives of the assets.  The useful lives of property and equipment for purposes of computing depreciation are 2 years. The following is a summary of property, equipment, and accumulated depreciation:

	August 31, 2006	August 31, 2005
Leasehold Improvements	$5,500	$-
Flooring	795	-
Carpet	326	-
Carpet 2	326	-
Roofing	2,600	-
Subtotal	9,547	-
Less accumulated depreciation	(4,282)	-
Property and Equipment, net	$5,265	$-

Depreciation expense for the period ended August 31, 2006 and 2005 was $1,203 and zero, respectively. The Company depends on an independent accountant to determine impairment. Maintenance and repairs are expensed as incurred.

NOTE 4- CAPITAL STOCK

Preferred Stock
The Company is authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001. As of August 31, 2006, the Company has not issued any preferred stock.

Common Stock
The Company is authorized to issue 100,000,000 shares of $0.00001 par value common stock. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

ESE CORPORATION
(A Development Stage Enterprise)
CONDENSED NOTES TO THE FINANCIAL STATEMENTS
August 31, 2006

In its initial capitalization in May 31, 2005, the Company issued to officers 30,000,000 shares of common stock for $300 cash. During the year ended May 31, 2006, the Company sold 2,495,749 shares of common stock for $24,958 cash. No shares were issued during the period ended August 31, 2006.

Contributed Capital
At May 31, 2005 the company had received a $500 loan from the secretary of the Company to open the banking account. Furthermore, the Company had a $15,000 loan from a related party pertaining to the private placement. The related party is the father of the Company's director and officer. Because the loans have been forgiven, they have been reclassified as contributed capital.

During the year ended May 31, 2006, the secretary of the Company contributed an additional $6,300 of capital, and $2,500 was contributed by a related party.

During the year ended August 31, 2006, the secretary of the Company contributed an additional $5,000 of capital.

NOTE 5 - RELATED PARTY

See Note 4 for details of transactions during fiscal year the quarter ended August 31, 2006

NOTE 6 - SUBSEQUENT EVENTS

Subsequent to August 31, 2006, the Company has plans to register its shares of common stock sold in the private placement.

Financial Index

W i l l i a m s & W e b s t e r, P . S .
Certified Public Accountants & Business Consultants

The Board of Directors
ESE Corporation

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of ESE Corporation (a development stage company) as of May 31, 2006 and 2005, and the related statements of operations, stockholders' equity and cash flows for the periods then ended and for the period from April 27, 2005 (Inception) to May 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ESE Corporation as of May 31, 2006 and 2005, and the results of its operations and its cash flows for the periods then ended, and for the period from April 27, 2005 (Inception) to May 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has sustained substantial operating losses since inception and has limited cash resources. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WILLIAMS & WEBSTER, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
July 5, 2006

Members of Private Companies Practice Section, SEC Practice Section, AICPA and WSCPA
Bank of America Financial Center * 601 W. Riverside, Suite 1940 * Spokane, WA 99201
Phone (509) 838-5111 * Fax (509) 838-5114 * www.williams-webster.com

ESE CORPORATION
(A Development Stage Enterprise)
BALANCE SHEETS

	May 31,	May 31,
	2006	2005
ASSETS

CURRENT ASSETS
Cash	$110	$584
Total Current Assets	110	584

PROPERTY AND EQUIPMENT, net of depreciation	6,468	-

OTHER ASSETS
Deferred offering costs	$-	$15,000
Total Other Assets	-	15,000

TOTAL ASSETS	$6,578	$15,584

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	250	-
Total Current Liabilities	250	-

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY
Preferred stock, $0.00001 par value; 100,000,000 shares authorized,
no shares issued and outstanding	-	-
Common stock, $0.00001 par value; 100,000,000 shares authorized, 32,495,749
and 30,000,000 respectively shares issued and outstanding, repectively	325	300
Additional paid in capital	49,233	15,500
Deficit accumulated during the development stage	(43,230)	(216)
Total Stockholders' Equity	6,328	15,584

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,578	$15,584

The accompanying notes are an integral part of these financial statements.

ESE CORPORATION
(A Development Stage Enterprise)
STATEMENTS OF OPERATIONS

				Period from	Period from
				April 27, 2005	April 27, 2005
		Year Ended		(Inception) to	(Inception) to
		May 31,		May 31,	May 31,
		2006		2005	2006

REVENUES		$-		$-	$-

OPERATING EXPENSES
Depreciation		3,079		-	3,079
Legal and accounting		12,475		-	12,475
Financing fees		25,000		-	25,000
General and administrative		2,460		216	2,676
Total Operating Expenses		43,014		216	43,230

NET LOSS FROM OPERATIONS		(43,014)		(216)	(43,230)

LOSS BEFORE TAXES		(43,014)		(216)	(43,230)

INCOME TAXES		-		-	-

NET LOSS		$(43,014)		$(216)	$(43,230)

NET LOSS PER COMMON SHARE,
BASIC AND DILUTED	$	nil	$	nil

WEIGHTED AVERAGE NUMBER OF
COMMON STOCK SHARES
OUTSTANDING, BASIC AND DILUTED		32,283,603		30,000,000

The accompanying notes are an integral part of these financial statements.

ESE CORPORATION
(A Development Stage Enterprise)
STATEMENT OF STOCKHOLDERS' EQUITY

				Accumulated
			Additional	During	Total
	Common Stock		Paid-in	Development	Stockholder's
	Shares	Amount	Capital	Stage	Equity

Balance at April 27, 2005 (Inception)	-	-	-	-	-

Common stock issued
at $0.00001 per share	30,000,000	$300	$-	$-	$300

Contribution of capital	-	-	15,500	-	15,500

Loss for period ending May 31, 2005	-	-	-	(216)	(216)

Balance, May 31, 2005	30,000,000	300	15,500	(216)	15,584

Common stock issued for cash at
$0.01 per share	2,495,749	25	24,933	-	24,958

Contribution of capital	-	-	8,800	-	8,800

Loss for period ending May 31, 2006	-	-	-	(43,014)	(43,014)

Balance, May 31, 2006	32,495,749	$325	$49,233	$(43,230)	$6,328

The accompanying notes are an integral part of these financial statements.

ESE CORPORATION
(A Development Stage Enterprise)
STATEMENTS OF CASH FLOWS

		Period from	Period from
		April 27, 2005	April 27, 2005
	Year Ended	(Inception) to	(Inception) to
	May 31, 2006	May 31, 2005	May 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(43,014)	$(216)	$(43,230)
Adjustments to reconcile net income (loss) to net cash			-
provided (used) by operating activities:			-
Depreciation	3,079	-	3,079
Increase (decrease) in accounts payable	250	-	250
Net cash provided (used) by operating activities	(39,685)	(216)	(39,901)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(9,547)	-	(9,547)
Net cash provided (used) by investing activities	(9,547)	-	(9,547)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	24,958	300	25,258
Proceeds from contribution of capital	8,800	15,500	24,300
Payment of deferred offering costs	15,000	(15,000)	-
Net cash provided by financing activities	48,758	800	49,558

Change in cash	(474)	584	110

Cash, beginning of period	584	-	-

Cash, end of period	$110	$584	$110

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

ESE CORPORATION
(A Development Stage Enterprise)
NOTES TO THE FINANCIAL STATEMENTS
May 31, 2006 and 2005

NOTE 1 - DESCRIPTION OF BUSINESS

ESE Corporation (hereinafter the "Company") was incorporated on April, 27, 2005 in the state of Nevada for the purpose of selling roasted whole coffee beans, freshly brewed coffees, and related products at drive-through establishments in South Carolina. The Company has not yet begun operations, but plans to open one drive-through establishment each in the next two fiscal years.

The Company has been in a development stage since its inception on April 27, 2005 and has not realized any revenues from its planned operations. The Company's year end is May 31.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

This summary of significant accounting policies of ESE Corporation is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Accounting Method
 The Company's financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Accounting Pronouncements
In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, "Accounting for Servicing of Financial Assets, an Amendment of FASB Statement No. 140," (hereinafter "SFAS No. 156). This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer's financial assets that meets the requirements for sale accounting; a transfer of the servicer's financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially recorded at fair value, if practicable and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement No. 115, provided that the

ESE CORPORATION
(A Development Stage Enterprise)
NOTES TO THE FINANCIAL STATEMENTS
May 31, 2006 and 2005

available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company's financial condition or results of operations.

In February 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 155, "Accounting for Certain Hybrid Financial Instruments, an Amendment of FASB Standards No. 133 and 140," (hereinafter SFAS No. 155). This statement established the accounting for certain derivatives embedded in other instruments. It simplifies accounting for certain hybrid financial instruments by permitting fair value remeasurement for any hybrid instrument that contains an embedded derivative that would otherwise require bifurcation under SFAS No. 133 as well as eliminating a restriction on the passive derivative instruments that a qualifying special-purpose entity may hold under SFAS No. 140. This statement allows a public entity to irrevocably elect to initially and subsequently measure a hybrid instrument that would be required to be separated into a host contract and derivative in its entirety at fair value (with changes in fair value recognized in earnings) so long as that instrument is not designated as a hedging instrument pursuant to the statement. SFAS No. 140 previously prohibited a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company's financial condition or results of operations.

In May 2005, the Financial Accounting Standards Board, issued Statement of Financial Accounting Standards ("SFAS No. 154"), "Accounting Changes and Error Corrections," which replaces Accounting Principles Board Opinion No. 20, "Accounting Changes," and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements -- An Amendment of APB Opinion No. 28". SFAS No. 154 provides guidance on accounting for and reporting changes in accounting principle and error corrections. Management believes the adoption of SFAS No. 154 had no immediate impact on the financial position, results of operations, or cash flows.

Cash and Cash Equivalents
 For purposes of its statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

ESE CORPORATION
(A Development Stage Enterprise)
NOTES TO THE FINANCIAL STATEMENTS
May 31, 2006 and 2005

Derivative Instruments
The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (hereinafter "SFAS No. 133"), as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133," and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," and SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

At May 31, 2006 and 2005, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Development Stage Activities
The Company has been in the development stage since its formation and has not realized any revenue from operations. It will be primarily engaged in selling roasted whole coffee beans, freshly brewed coffees, and related products at drive-through establishments in South Carolina.

Fair Value of Financial Instruments
The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," include cash. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at May 31, 2006.

Going Concern
As shown in the accompanying financial statements, the Company incurred a net loss for the periods ending May 31, 2006 and 2005, has no revenues, and has an accumulated deficit of $43,230 since the inception of the Company. These factors indicate that the Company may be unable to continue in existence. The financial statements do not include any adjustments related to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue existence. The Company anticipates it will require an estimated $50,000 to continue operations and increase development through the next fiscal year.

ESE CORPORATION
(A Development Stage Enterprise)
NOTES TO THE FINANCIAL STATEMENTS
May 31, 2006 and 2005

The officer and director may contribute capital. However, there are inherent uncertainties and management cannot provide assurances that it will be successful in its endeavors, as the timing and amount of capital requirements will depend on a number of factors.

Income Taxes
Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109 " Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

May 31, 2006 and May 31, 2005, the Company had net deferred tax assets calculated at an expected rate of 34% of approximately $14,700 and $70, repectively, principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at May 31, 2006 and May 31, 2005. The significant components of the deferred tax asset at May 31, 2006 and May 31, 2005, were as follows:

	May 31, 2006	May 31, 2005
Net operating loss carryforward	$43,000	($200)

Deferred tax asset	$14,700	$70
Deferred tax asset valuation allowance	($14,700)	$70

At May 31, 2006 and May 31, 2005, the Company has net operating loss carryforwards of approximately $43,000 and $200, respectively, which expire in the year 2026. The net change in valuation allowance between May 31, 2005 and 2006 is $14,600.

Net Loss Per Share
The Company has adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Basic and diluted losses per share were the same, at the reporting dates, as there were no common stock equivalents outstanding.

ESE CORPORATION
(A Development Stage Enterprise)
NOTES TO THE FINANCIAL STATEMENTS
May 31, 2006 and 2005

Property and Equipment
Property and equipment are stated net of depreciation.  Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets of 2 years. See Note 3.

Reclassifications
Certain amounts from prior periods have been reclassified to conform to the current period presentation. This reclassification has resulted in no changes to the Company's accumulated deficit or net losses presented.

Use of Estimates
The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment are stated net of depreciation.  Depreciation is provided using the straight-line method over the estimated useful lives of the assets.  The useful lives of property and equipment for purposes of computing depreciation are 2 years. The following is a summary of property, equipment, and accumulated depreciation:

	May 31, 2006	May 31, 2006
Leasehold Improvements	$5,500	$-
Flooring	795	-
Carpet	326	-
Carpet 2	326	-
Roofing	2,600	-
Subtotal	9,547	-
Less accumulated depreciation	(3,078)	-
Property and Equipment, net	$6,469	$-

Depreciation expense for the years ended May 31, 2006 and May 31, 2005 was $3,078 and zero, respectively. The Company depends on an independent accountant to determine impairment. Maintenance and repairs are expensed as incurred.

ESE CORPORATION
(A Development Stage Enterprise)
NOTES TO THE FINANCIAL STATEMENTS
May 31, 2006 and 2005

NOTE 4- CAPITAL STOCK

Preferred Stock
The Company is authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001. As of May 31, 2006, the Company has not issued any preferred stock.

Common Stock
The Company is authorized to issue 100,000,000 shares of $0.00001 par value common stock. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

In its initial capitalization in May 31, 2005, the Company issued to officers 30,000,000 shares of common stock for $300 cash. During the year ended May 31, 2006, the Company sold 2,495,749 shares of common stock for $24,958 cash.

Contributed Capital
At May 31, 2005 the company had received a $500 loan from the secretary of the Company to open the banking account. Furthermore, the Company had a $15,000 loan from a related party pertaining to the private placement. The related party is the father of the Company's director and officer. Because the loans have been forgiven, they have been reclassified as contributed capital.

During the year ended May 31, 2006, the secretary of the Company contributed an additional $6,300 of capital, and $2,500 was contributed by a related party.

NOTE 5 - LEASES

Effective August 1, 2005, the Company is leasing property for a drive through establishment. This operating lease calls for rent of $50 per month for 24 months which will increase to $250 per month thereafter if the lease is renewed. The company recorded rent expense of $500 and zero for the years ended May 31, 2006 and 2005, respectively.

The following are the Company's minimum lease payments under this agreement:

Year's Ended:	Minimum Lease Payment
May 31, 2007	$600
May 31, 2008	$100

NOTE 6 - RELATED PARTY

See Note 4 for details of transactions during fiscal year 2006.

ESE CORPORATION
(A Development Stage Enterprise)
NOTES TO THE FINANCIAL STATEMENTS
May 31, 2006 and 2005

NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Company is presently undertaking the required steps to register as a publicly traded company. In this regard, the Company has signed a contract with a securities attorney to assist in this matter. The total fees to be paid to the attorney amount to $35,000. Of this amount, $15,000 was paid when attorney services began and is recorded as financing fees in the accompanying financial statements. Of the remaining $20,000, $10,000 was paid upon the initial filing of the Company's registration statement, and $10,000 will be due when the statement is declared effective by the Securities and Exchange Commission.

NOTE 8 - SUBSEQUENT EVENTS

Subsequent to May 31, 2006, the Company has plans to register its shares of common stock sold in the private placement.

Until_______________, 2007, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Section 5 of the Articles of Incorporation of the company, filed as Exhibit 3.1 to our Form SB-2 registration statement.
2.	Article IX of the Bylaws of the company, filed as Exhibit 3.2 to our Form SB-2 registration statement.
3.	Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$100
Printing Expenses	$800
Accounting/administrative Fees and Expenses	$18,895
Blue Sky Fees/Expenses	$1,000
Legal Fees/Expenses	$25,000
Transfer Agent Fees	$1,205
TOTAL	$47,000

ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

a)

On April 27, 2005, we issued 20,000,000 restricted shares of common stock to our president, Christopher M. Armstrong in consideration of $200 and on the same date issued 10,000,000 restricted shares of common stock to our secretary, Robin N. Long in consideration of $100. The shares were sold pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933 in that Mr. Armstrong and Ms. Long were given all information that is contained in Part I of a Form SB-2 registration statement and Mr. Armstrong and Ms. Long are sophisticated investors. No form of general advertising was used by us and no commission was paid to anyone in connection with the sale of the securities.

b)

In June and July 2005, we issued 2,495,749 shares of common stock to fifty investors in consideration of $24,957. The shares were issued as restricted securities pursuant to the exemption from registration contained in Regulation 506 of the Securities Act of 1933 in that a Form D was filed with the Securities and Exchange Commission; an offering memorandum was delivered to all purchasers; and, all purchasers had a preexisting relationship with us. There was no general solicitation. All of the investors are accredited.

ITEM 27.     EXHIBITS.

The following exhibits are filed with this Form SB-2 registration statement:

Exhibit No.	Document Description

3.1*	Articles of Incorporation.
3.2*	Bylaws.
4.1*	Specimen Stock Certificate.
5.1 *	Opinion of Conrad C. Lysiak, Attorney at Law.
10.3	Agreement to Lease.
23.1	Consent of Williams & Webster, P.S., Certified Public Accountants.
23.2*	Consent of Conrad C. Lysiak.

*     previously filed

ITEM 28.     UNDERTAKINGS.
A.	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

		(a)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the " Calculation of Registration Fee" table in the effective registration statement; and

		(c)	include any additional or changed material information with respect to the plan of distribution.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(5)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(6)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(7)	For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (' ' 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

	(8)	For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

		(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

		(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

		(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.

To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.	The undersigned Registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this amended Form SB-2 Registration Statement and has duly caused this amended Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rock Hill, South Carolina on this 20th day of December 2006.

ESE CORPORATION

BY:	CHRISTOPHER M. ARMSTRONG
Christopher M. Armstrong, President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer and member of the Board of Directors

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Christopher M. Armstrong, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amended Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

CHRISTOPHER M. ARMSTRONG	President, Principal Executive Officer, Principal	December 20, 2006
Christopher M. Armstrong	Financial Officer, Principal Accounting Officer, Treasurer and member of the Board of Directors

ROBIN N. LONG	Secretary and member of the Board of Directors	December 20, 2006
Robin N. Long